Exhibit 99.1

Company Contact:
Dr. Charles R. Struby, CEO & President
305-324-2300
Investor Relations Contact:
Porter, LeVay & Rose, Inc.
Linda Decker, Vice President
212-564-4700

IVAX DIAGNOSTICS, INC. REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

—New Collaborations and Strengthened Management Team

Expected to Position Company for Growth—

MIAMI, FL, May 14, 2010 — IVAX Diagnostics, Inc. (NYSE Amex: IVD), a fully integrated in vitro diagnostics company, reports its financial results for the quarter ended March 31, 2010.

Charles Struby, Ph.D., Chief Executive Officer and President of IVAX Diagnostics, said, “We continued our transition during the first quarter of the year, with some important organizational changes as well as the signing of three collaborative agreements highlighting our initiatives. The hiring of Steve Lufkin in January as General Manager, responsible for global sales and marketing operations and regulatory activities, has enabled the rest of the management team to focus on other areas, including efforts to improve our research and development activities and strengthen our production and business development activities. We believe having this new senior management structure in place will better position us to meet our strategic goals.”

He continued, “During the quarter, we, either directly or indirectly through Diamedix Corporation, our subsidiary headquartered in Miami, Florida, entered into three collaborative agreements, all of which are aligned with our strategy of expanding our suite of high-quality, reliable products as well as increasing our global footprint. Diamedix’ distribution agreement with Fumouze Diagnostics of France, a well-established participant in the medical biology field, opens the French market to Diamedix’ and Delta Biologicals’, our European subsidiary, suite of more than 200 products, while Diamedix’ distribution agreement with Nova Century Scientific marks our entry into the Canadian market where Nova will market and sell 50 of Diamedix’ products, including analyzer instrumentation, under the Diamedix brand. We also expect that Diamedix’ distribution agreement with Nova will strengthen our relationship with IMMCO Diagnostics, Nova’s parent company, for whom we are currently distributing products in the U.S. and Europe. We also entered into an OEM agreement with SCIMEDX Corporation during the quarter, whereby we will market and sell SCIMEDX’ suite of diagnostics products on a worldwide basis under the Diamedix brand. This OEM agreement adds more than sixty-five ELISA (Enzyme-Linked Immunosorbent Assay) test kits and IFA (Immunoflourescence Assay) products to our portfolio. We continue to pursue other strategic collaborations with the goal of furthering our growth and, to that end, we have entered into 2 additional distribution agreements subsequent to the end of the first quarter of 2010, adding more than 120 tests to our portfolio in the U.S. and internationally.”

“In connection with our 510(k) premarket submission filing with the U.S. Food and Drug Administration for the Mago® 4S, our next-generation fully automated ELISA system for autoimmune and infectious disease testing, and at the request of the FDA, we are in the process of conducting additional clinical testing on the Mago® 4S at multiple Beta sites. We believe that, following the receipt of all required regulatory approvals and the subsequent commercial launch of the product, which we currently expect to occur during the fourth quarter of 2010, the Mago® 4S will provide a flexible, efficient and cost effective solution to high-performance laboratories, and will be our primary platform for marketing our kits in the U.S. We look forward to the completion of this process,” Dr. Struby added.

Dr. Struby continued, “We also recently announced the departure of Mark Deutsch as Chief Financial Officer, effective May 21, 2010. Mark has been with IVAX Diagnostics and its predecessor companies for more than twenty years, and on behalf of the Board of Directors, we thank him for his years of dedicated service. It is our expectation that Arthur R. Levine, our Vice President - Finance, will succeed Mark as our principal financial and accounting officer. Arthur recently joined IVAX Diagnostics and has more than twenty-five years of finance experience with public and private companies as well as a prominent public accounting firm.”

Dr. Struby concluded, “Since early 2009, we have implemented a number of initiatives that we believe will transform our Company and have already improved our management, operational and sales processes. We have entered into several new distribution and OEM agreements and expanded our product line and global footprint, and we are working towards completing the clinical testing on the Mago® 4S. We have more work to do and progress to achieve, and with what we believe to be a strong balance sheet, operational improvements and growth plans in place, we look forward to continuing our efforts to transform our Company and reporting on those efforts in the upcoming months.”

Financial Highlights for the Quarter Ended March 31, 2010

Net revenues for the quarter ended March 31, 2010 were $4,655,000 compared with $4,719,000 in the quarter ended March 31, 2009, a decline of $64,000 or 1.4%. During the quarter ended March 31, 2010, we benefited from increased instrumentation sales, which were offset by a decline in sales of reagents. Results for the quarter ended March 31, 2010 also benefited from favorable exchange rates, with $85,000, or 1.8%, of net revenue attributable to currency fluctuations based on the strength of the U.S. dollar compared to the Euro.

Gross profit for the first quarter of 2010 was $2,488,000, or 53.4% of net revenue, compared with $2,773,000, or 58.1% of net revenue, for the first quarter of 2009. The decrease in gross profit and gross profit margins resulted from reduced production volumes and unfavorable manufacturing variances, as well as the effect of increased sales of instrumentation, which have a lower gross profit percentage compared to reagent sales.

Total operating expenses for the first quarter of 2010 increased to $3,368,000 from $3,172,000 for the first quarter of 2009. The increase in operating expenses was driven by increases in selling expenses, due to increased labor costs and the reallocation of personnel, increases in general and administrative expenses related to the hiring and appointment of a new Chief Executive Officer and President during the first quarter of 2009 and the addition of a General Manager during the first quarter of 2010, as well as increased severance costs. These increases were offset by declines in professional fees during the first quarter of 2010 compared to the first quarter of 2009, when we initiated a comprehensive review of our operations with a goal of improving our competitive position. Research and development costs also increased during the first quarter of 2010 compared to the first quarter of 2009 due to the additional clinical testing that the FDA requested in connection with our 510(k) premarket submission filing for the Mago® 4S.

Our loss from operations for the first quarter of 2010 was $880,700 compared with $398,700 in the first quarter of 2009. Net loss for the first quarter of 2010 was $957,400, or $0.03 per share, compared with a net loss of $465,000, or $0.02 per share, in the first quarter of 2009.

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc. (www.ivaxdiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries: Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe) and ImmunoVision, Inc. (U.S.)

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: the risks and uncertainties associated with the changes to IVAX Diagnostics’ management team, including, without limitation, that such changes may not result in improvements in IVAX Diagnostics’ research and development activities, strengthen IVAX Diagnostics’ production and business development activities, better position IVAX Diagnostics to meet its strategic goals or otherwise improve IVAX Diagnostics’ operating results, financial condition or cash position; the risks and uncertainties associated with the strategic and collaborative agreements and relationships described in this press release, including, without limitation, that such agreements and relationships may not result in increased levels of sales for IVAX Diagnostics, expand IVAX Diagnostics’ global presence, product offerings or technology platforms in the U.S. or international markets, further IVAX Diagnostics’ growth, increase IVAX Diagnostics’ footprint in the global in vitro diagnostics market, improve the manner in which IVAX Diagnostics operates, improve IVAX Diagnostics’ profitability or otherwise enhance IVAX Diagnostics’ competitive position in the in vitro diagnostics industry, improve IVAX Diagnostics’ operating results, financial condition or cash position or otherwise, individually or in the aggregate, result in the benefits which IVAX Diagnostics’ expects to derive from such agreements and relationships; the risks and uncertainties related to IVAX Diagnostics’ recently completed comprehensive review of its business plans and operations, including without limitation, that IVAX Diagnostics’ competitive position may not be improved to the extent anticipated, or at all, as a result of the review and the initiatives that IVAX Diagnostics has implemented or may in the future implement based on the results of such review and that the level of expenses relating to such initiatives may continue for longer than anticipated and/or not decrease in future periods from the level of expenses incurred during 2009 in connection with the review; the risks and uncertainties relating to the Mago® 4S, including, without limitation, that IVAX Diagnostics may not receive regulatory approval for the Mago® 4S when expected, or at all, that the Mago® 4S may not be available when expected, or at all, and that the Mago® 4S may not perform as expected or otherwise result in IVAX Diagnostics achieving improved operating results; the risks and uncertainties relating to IVAX Diagnostics’ initiatives for transforming the company including, without limitation, that such initiatives may not result in the successful transformation of IVAX Diagnostics to the level or in the time frame anticipated, or at all, and that, in order to implement and attempt to achieve such initiatives, IVAX Diagnostics may find it necessary to obtain financing, whether from issuing debt or equity securities, incurring indebtedness or otherwise, which, in any case, may not be available on acceptable terms or at all; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

-FINANCIAL TABLES FOLLOW-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2010	2009

Net revenues	$4,655,021	$4,718,711
Cost of sales	2,167,274	1,945,518

Gross profit	2,487,747	2,773,193

Operating expenses:
Selling	1,295,014	1,129,481
General and administrative	1,641,808	1,613,389
Research and development	431,622	428,998

Total operating expenses	3,368,444	3,171,868

Loss from operations	(880,697)	(398,675)

Other income:
Interest income	141	4,882
Other loss, net	(48,538)	(48,503)

Total other loss, net	(48,397)	(43,621)

Loss before income taxes	(929,094)	(442,296)

Provision for income taxes	28,334	22,403

Net loss	$(957,428)	$(464,699)

Net loss per share
Basic and diluted	$(0.03)	$(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	27,649,887	27,649,887

Diluted	27,649,887	27,649,887

-more-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$3,305,583	$4,198,913
Accounts receivable, net of allowances for doubtful accounts of $346,776 in 2010 and $356,162 in 2009	6,046,738	5,747,466
Inventories, net	4,798,745	4,808,240
Other current assets	320,009	302,948

Total current assets	14,471,075	15,057,567

Property, plant and equipment, net	1,975,049	1,839,696
Equipment on lease	737,409	851,800
Product license	282,936	282,936
Goodwill	870,290	870,290
Restricted deposits	231,694	200,995
Other assets	27,283	29,110

Total assets	$18,595,736	$19,132,394

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,707,913	$1,225,572
Accrued license payable	134,662	143,690
Accrued expenses and other current liabilities	2,690,138	2,695,633
Capital lease obligations	80,500	—

Total current liabilities	4,613,213	4,064,895

Other long-term liabilities:
Capital lease obligations	133,000	—
Deferred tax liabilities	317,566	301,692
Other long-term liabilities	963,520	1,040,122

Total other long-term liabilities	1,414,086	1,341,814

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares, issued and outstanding 27,649,887 in 2010 and 2009	276,498	276,498
Capital in excess of par value	41,248,239	41,204,712
Accumulated deficit	(28,429,221)	(27,471,793)
Accumulated other comprehensive loss	(527,079)	(283,732)

Total shareholders’ equity	12,568,437	13,725,685

Total liabilities and shareholders’ equity	$18,595,736	$19,132,394

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